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                                                                      EXHIBIT 99
                         FORM 3 JOINT FILER INFORMATION

 1. NAME:                SDS Management, LLC

    ADDRESS:             53 Forest Avenue, 2nd Floor,
                         Old Greenwich, Connecticut 06870

    DESIGNATED FILER:    SDS Capital Group SPC, Ltd.

    ISSUER &
    TICKER SYMBOL:       Telenetics Corporation (TLNT.OB)

    DATE OF EVENT
    REQUIRING STATEMENT: 10/1/03

    SIGNATURE:    SDS MANAGEMENT, LLC

                  By:    /s/ Steven Derby
                     -------------------------
                  Name:  Steven Derby
                  Title: Managing Member

 2. NAME:                Steven Derby

       ADDRESS:          c/o SDS Management, LLC
                         53 Forest Avenue, 2nd Floor,
                         Old Greenwich, Connecticut 06870

       DESIGNATED FILER: SDS Capital Group SPC, Ltd.

       ISSUER &
       TICKER SYMBOL:    Telenetics Corporation (TLNT.OB)

       DATE OF EVENT
       REQUIRING STATEMENT: 10/1/03

       SIGNATURE:  /s/ Steven Derby
                  -----------------------

*   BY: SDS CAPITAL GROUP SPC, LTD., ON BEHALF OF ITS CLASS B PORTFOLIO

        By: SDS Management, LLC, its Investment Manager

            By:    /s/ Steven Derby
               ---------------------------------
            Name:  Steven Derby
            Title: Managing Member